Exhibit 4.4
BROOKFIELD RENEWABLE PARTNERS L.P.

SECOND AMENDMENT TO THE
THIRD AMENDED AND RESTATED MASTER SERVICES AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Third Amended and Restated Master Services Agreement, dated as of May 11, 2020 (the “Agreement”) among Brookfield Asset Management Inc., Brookfield Renewable Partners L.P. and others is made as of the 3rd day of February, 2022 by the undersigned. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

WHEREAS the Parties desire to amend the Agreement to make certain amendments to the terms and conditions of the Agreement as set out herein;

NOW THEREFORE,

1.Amendments to Article 5

Article 5 is hereby amended by adding the following provision after Section 5.1:

5.2 Compensation Charges

5.2.1 The parties acknowledge and agree that, at the request of BEP, it may be desirable for employees and other personnel of any member of the BEP Group to receive long-term incentive compensation pursuant to one or more programs or other arrangements offered by any member of the Brookfield Group. In these cases, all or a portion of such long-term incentive compensation (including cash, options or other security-based compensation) paid or payable by the Brookfield Group to such employees or other personnel of the BEP Group shall be allocated to the applicable member of the BEP Group (a “Compensation Charge”).

5.2.2 The amount of any Compensation Charge allocated to a member of the BEP Group shall be reported to the Nominating and Governance Committee of the Managing General Partner on an annual basis.

2.    Effective Date

This Amendment shall be effective upon the date first written above.

3.    Governing Law

This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

4.    General

(a)    Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect.

(b)    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be construed together as one agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

BROOKFIELD ASSET MANAGEMENT INC.

By: /s/ Kathy Sarpash_____________________
Name: Kathy Sarpash
Title: Senior Vice President

BROOKFIELD RENEWABLE PARTNERS L.P., by its general partner, BROOKFIELD RENEWABLE PARTNERS LIMITED

By: /s/ Jane Sheere________________________
Name: Jane Sheere
Title: Secretary

BROOKFIELD RENEWABLE ENERGY L.P., by its general partner, BREP HOLDING L.P., by its general partner, BRP BERMUDA GP LIMITED

By: /s/ Jane Sheere________________________
Name: Jane Sheere
Title: Secretary

BRP ENERGY GROUP L.P., by its general partner, BROOKFIELD RENEWABLE ENERGY GROUP G.P. INC.

By: /s/ William Fyfe______________________
Name: William Fyfe
Title: Senior Vice President

BROOKFIELD ASSET MANAGEMENT PRIVATE INSTITUTIONAL CAPITAL ADVISER (CANADA), L.P., by its general partner, BROOKFIELD PRIVATE FUNDS HOLDINGS INC.

By: /s/ Kathy Sarpash_____________________
Name: Kathy Sarpash
Title: Senior Vice President

BROOKFIELD RENEWABLE ENERGY GROUP (BERMUDA) LIMITED

By: /s/ Jane Sheere________________________
Name: Jane Sheere
Title: Secretary

BROOKFIELD GLOBAL RENEWABLE ENERGY ADVISOR LIMITED

By: /s/ Philippa Elder______________________
Name: Philippa Elder
Title: Director

BROOKFIELD PRIVATE CAPITAL (DIFC) LIMITED

By: /s/ Anuj Ranjan_______________________
Name: Anuj Ranjan
Title: Director

BROOKFIELD CANADA RENEWABLE MANAGER LP, by its general partner, 1812380 ONTARIO LIMITED

By: /s/ William Fyfe______________________
Name: William Fyfe
Title: Senior Vice President

BROOKFIELD RENEWABLE ENERGY GROUP LLC

By: /s/ Adrienne Moore____________________
Name: Adrienne Moore
Title: Senior Vice President and Secretary

By: /s/ William Fyfe______________________
Name: William Fyfe
Title: Senior Vice President

BROOKFIELD BRP HOLDINGS (CANADA) INC.

By: /s/ Jennifer Mazin_____________________
Name: Jennifer Mazin
Title: General Counsel and Corporate Secretary

BRP BERMUDA HOLDINGS I LIMITED

By: /s/ Jane Sheere________________________
Name: Jane Sheere
Title: Secretary

BROOKFIELD BRP EUROPE HOLDINGS (BERMUDA) LIMITED

By: /s/ Jane Sheere________________________
Name: Jane Sheere
Title: Secretary

BROOKFIELD RENEWABLE INVESTMENTS LIMITED

By: /s/ Jane Sheere________________________
Name: Jane Sheere
Title: Secretary

BROOKFIELD RENEWABLE POWER PREFERRED EQUITY INC.

By: /s/ Jennifer Mazin_____________________
Name: Jennifer Mazin
Title: General Counsel and Corporate Secretary

BROOKFIELD RENEWABLE PARTNERS ULC

By: /s/ Jennifer Mazin_____________________
Name: Jennifer Mazin
Title: General Counsel and Corporate Secretary

BROOKFIELD RENEWABLE CORPORATION

By: /s/ Jennifer Mazin_____________________
Name: Jennifer Mazin
Title: General Counsel and Corporate Secretary

BROOKFIELD BRP CANADA CORP.

By: /s/ Bernard Cardinal___________________             Name: Bernard Cardinal
Title: Vice President

By: /s/ Walter Di Cesare___________________
Name: Walter Di Cesare
Title: Senior Vice President, General Counsel & Secretary

BROOKFIELD BRP HOLDINGS (US) INC.

By: /s/ Michael Tebbutt____________________
Name: Michael Tebbutt
Title: Chief Financial Officer & Treasurer

By: /s/ Jacob Pollack_____________________
Name: Jacob Pollack
Title: Senior Vice President, General     Counsel & Secretary